EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1996 Stock Option / Stock Issuance Plan and the Employee Stock Purchase Plan of PSW Technologies, Inc., of our report dated January 19, 1998, with respect to the financial statements of PSW Technologies, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1997.

/s/ ERNST & YOUNG LLP

Austin, Texas
March 23, 1998